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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-22655 and No. 333-52605 of Union Pacific Resources Group Inc. on Form S-3 and No. 333-22613 and No. 333-35641 of Union Pacific Resources Group Inc. on Form S-8 of our report dated June 24, 1997, appearing in this Annual Report on Form 11-K of the Union Pacific Resources Group Inc. Employees' Thrift Plan for the year ended December 31, 1997.




DELOITTE & TOUCHE LLP
Fort Worth, Texas
June 15, 1998